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                                 EXHIBIT 23.3

                               AUDITOR'S CONSENT


        I consent to the incorporation by reference in the Registration Statement (Form S-8) of EXCO Resources, Inc. dated September 24, 1998 for the registration of 1,600,000 shares of EXCO Resources, Inc.'s common stock and the incorporation by reference therein of my report dated March 25, 1998, with respect to the financial statements of Gladstone Resources, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                        /s/ Harold L. Ratcliff
                                        ------------------------------------
                                        HAROLD L. RATCLIFF, CPA

Dallas, Texas
September 24, 1998